Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Robin N. Lowe Chief Financial Officer T: 1-345-815-9919 E: Robin.Lowe@AltisourceAMC.com

Altisource Asset Management Corporation Reports Third Quarter 2016 Results

CHRISTIANSTED, U.S. Virgin Islands, November 7, 2016 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE MKT: AAMC) today reported financial and operating results for the third quarter of 2016.

Third Quarter 2016 Highlights

•
Negotiated and completed the transformative acquisition by Altisource Residential Corporation (“Residential”) of a highly stabilized portfolio of 4,262 single-family rental homes for an aggregate purchase price of $652.3 million in a seller financed transaction that significantly enhances Residential's presence in new and existing strategic target markets (the “HOME SFR Transaction”).

•	Increased Residential’s rental portfolio during the quarter by 115% over the prior quarter to 8,541 homes and grew stabilized rentals by 140% to 7,466 properties with 95% leased.

•	Reduced Residential’s non-rental REO property and NPL portfolios by 16% and 9%, respectively, since June 30, 2016.

•	Diversified Residential’s property management capabilities, retaining Main Street Renewal LLC as manager for the properties acquired in the HOME SFR Transaction.

•	Achieved average rent increases for Residential of approximately 10% on re-leases and 7% on lease renewals.

•	Repurchased 49,985 shares of AAMC common stock, bringing total buybacks under AAMC’s repurchase program to $256.4 million.

“We continue to deliver on Residential’s stated goals by building Residential’s single-family rental business while continuing to improve on its operating metrics and selling its NPLs, re-performing loans and non-rental REO properties to generate liquidity for attractive acquisitions and potential stock repurchases,” stated Chief Executive Officer George Ellison. “We believe our efforts have put Residential in an excellent position to thrive and become one of the preeminent single-family rental companies in the industry. These continuing efforts should benefit AAMC’s financial performance and prospects as Residential continues to grow.”

Third Quarter 2016 Financial Results

Net loss attributable to stockholders for the third quarter of 2016 was $1.1 million, or $0.67 per diluted share, compared to net loss attributable to stockholders of $2.0 million, or $0.92 per diluted share, for the third quarter of 2015. Net loss attributable to stockholders for the nine months ended September 30, 2016 was $3.3 million, or $1.89 per diluted share, compared to net income attributable to stockholders of $5.7 million, or $2.07 per diluted share, for the nine months ended September 30, 2015.

About AAMC

AAMC is an asset management company that provides portfolio management and corporate governance services to investment vehicles.  Additional information is available at www.altisourceamc.com.

Forward-looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: AAMC’s ability to implement its business plan; AAMC's ability to leverage strategic relationships on an efficient and cost-effective basis; AAMC's and Residential's ability to compete; Residential’s ability to implement its business plan; general economic and market conditions; governmental regulations, taxes and policies; AAMC's ability to generate adequate and timely sources of liquidity and financing for Residential; Residential’s ability to sell residential mortgage assets on favorable terms; AAMC's ability to identify and acquire assets for Residential’s portfolio; Residential’s ability to complete potential transactions in accordance with anticipated terms and on a timely basis or at all; Altisource Portfolio Solutions S.A. and its affiliates’ ability to effectively perform its obligations under various agreements with Residential; the failure of Main Street Renewal LLC to effectively perform under its property management agreement with Residential; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

Presented below are the Company's consolidated statements of operations for the three and nine months ended September 30, 2016 and 2015 and the consolidated balance sheets as of September 30, 2016 and December 31, 2015. On January 1, 2016, the Company adopted revised accounting guidance related to consolidation. As a result, the Company no longer consolidates the financial information of Residential in its consolidated financial statements effective January 1, 2016. Due to the significance of Residential's consolidated financial statements to the Company's historical consolidated financial statements in periods prior to January 1, 2016, the Company's consolidated financial statements have limited comparability with the Company's consolidated financial statements in prior periods.

Altisource Asset Management Corporation
Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30, 2016	Three months ended September 30, 2015	Nine months ended September 30, 2016	Nine months ended September 30, 2015
Revenues:
Management fees	$4,208	$—	$12,838	$—
Conversion fees	450	—	1,396	—
Expense reimbursements	196	—	553	—
Rental revenues	—	4,021	—	7,561
Change in unrealized gain on mortgage loans	—	27,499	—	130,842
Net realized gain on mortgage loans	—	12,874	—	47,528
Net realized gain on mortgage loans held for sale	—	100	—	505
Net realized gain on real estate	—	13,914	—	36,926
Interest and dividend income	248	115	789	595
Total revenues	5,102	58,523	15,576	223,957
Expenses:
Salaries and employee benefits	2,619	2,986	7,556	6,325
Share-based compensation	2,432	1,429	7,188	4,461
Legal and professional fees	420	2,333	1,503	10,024
Residential property operating expenses	—	16,574	—	45,890
Real estate depreciation and amortization	—	2,050	—	4,392
Selling costs and impairment	—	10,705	—	34,235
Mortgage loan servicing costs	—	13,477	—	47,989
Interest expense	—	14,194	—	38,914
General and administrative	561	2,187	1,653	5,655
Total expenses	6,032	65,935	17,900	197,885
Other income:
Other income	—	—	55	—
Total other income	—	—	55	—
(Loss) income before income taxes	(930)	(7,412)	(2,269)	26,072
Income tax expense (benefit)	141	(97)	1,003	240
Net (loss) income	(1,071)	(7,315)	(3,272)	25,832
Net loss (income) attributable to noncontrolling interest in consolidated affiliate	—	5,335	—	(20,181)
Net (loss) income attributable to stockholders	$(1,071)	$(1,980)	$(3,272)	$5,651

(Loss) earnings per share of common stock – basic:
(Loss) earnings per basic share	$(0.67)	$(0.92)	$(1.89)	$2.49
Weighted average common stock outstanding – basic	1,676,651	2,208,658	1,813,929	2,210,448
(Loss) earnings per share of common stock – diluted:
(Loss) earnings per diluted share	$(0.67)	$(0.92)	$(1.89)	$2.07
Weighted average common stock outstanding – diluted	1,676,651	2,208,658	1,813,929	2,733,747

Altisource Asset Management Corporation
Consolidated Balance Sheets
(In thousands, except share amounts)
(Unaudited)

	September 30, 2016	December 31, 2015
Assets:
Real estate held for use:
Land (from previously consolidated VIE as of December 31, 2015)	$—	$56,346
Rental residential properties (net of accumulated depreciation of $7,127 as of December 31, 2015 - from previously consolidated VIE)	—	224,040
Real estate owned (from previously consolidated VIE as of December 31, 2015)	—	455,483
Total real estate held for use, net	—	735,869
Real estate assets held for sale (from previously consolidated VIE as of December 31, 2015)	—	250,557
Mortgage loans at fair value (from previously consolidated VIE as of December 31, 2015)	—	960,534
Mortgage loans held for sale (from previously consolidated VIE as of December 31, 2015)	—	317,336
Cash and cash equivalents (including $116,702 from previously consolidated VIE as of December 31, 2015)	41,893	184,544
Restricted cash (from previously consolidated VIE as of December 31, 2015)	—	20,566
Available-for-sale securities	17,707	—
Accounts receivable, net (including $45,903 from previously consolidated VIE as of December 31, 2015)	—	46,026
Related party receivables	4,926	—
Prepaid expenses and other assets (including $1,126 from previously consolidated VIE as of December 31, 2015)	1,415	3,169
Total assets	$65,941	$2,518,601
Liabilities:
Repurchase and loan agreements (from previously consolidated VIE as of December 31, 2015)	$—	$763,369
Other secured borrowings (from previously consolidated VIE as of December 31, 2015)	—	502,599
Accrued salaries and employee benefits	3,131	4,006
Accounts payable and other accrued liabilities (including $32,448 from previously consolidated VIE as of December 31, 2015)	2,544	34,716
Total liabilities	5,675	1,304,690
Commitments and contingencies
Redeemable preferred stock:
Preferred stock, $0.01 par value, 250,000 shares issued and outstanding as of September 30, 2016 and December 31, 2015; redemption value $250,000	249,288	249,133
Stockholders' (deficit) equity:
Common stock, $0.01 par value, 5,000,000 authorized shares; 2,603,439 and 1,637,821 shares issued and outstanding, respectively, as of September 30, 2016 and 2,556,828 and 2,048,223 shares issued and outstanding, respectively, as of December 31, 2015	26	26
Additional paid-in capital	28,285	23,419
Retained earnings	47,860	50,678
Accumulated other comprehensive loss	(2,889)	—
Treasury stock, at cost, 965,618 shares as of September 30, 2016 and 508,605 shares as of December 31, 2015	(262,304)	(254,984)
Total stockholders' deficit	(189,022)	(180,861)
Noncontrolling interest in consolidated affiliate	—	1,145,639
Total (deficit) equity	(189,022)	964,778
Total liabilities and equity	$65,941	$2,518,601